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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-98038, 333-12097, 333-50639, 333-60869 and
333-68205) of Gadzooks, Inc. of our report dated March 8, 1999, except as to the second paragraph of Note 6, which is as of April 5, 1999, appearing on page 23 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


Dallas, Texas
April 28, 1999